UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2013

RMG NETWORKS HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Central Expressway Suite 175 Plano, TX	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 543-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2013, RMG Networks Holding Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Representative”), as representative of the several underwriters named therein (collectively, the “Underwriters”), related to the public offering of 5,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a public offering price of $8.00 per share, less the underwriting discounts and commissions payable by the Company (the “Offering”). The Underwriters will purchase the Common Stock at a discounted price of $7.44 per share, representing a 7% discount to the public offering price. The Company has granted the Underwriters the option to purchase, at the same price, an aggregate of up to an additional 750,000 shares of Common Stock as may be necessary to cover over-allotments made in connection with the Offering, if any.

The Offering is expected to close on August 2, 2013, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be $37.2 million, after deducting underwriting discounts and commissions but before transaction expenses payable by the Company associated with the Offering. The Company has agreed to reimburse the Representative for its reasonable out-of-pocket expenses incurred in connection with the purchase and sale of the shares of Common Stock pursuant to the Offering, up to an aggregate of $125,000. In addition, the Company has agreed to pay the Representative, at the closing of the Offering, an amount equal to 1% of the gross proceeds received by the Company from the sale of the Firm Shares as a non-accountable reimbursement of the Representative’s other expenses.

The Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-188413), which was initially filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2013, as subsequently amended and declared effective by the Commission on July 29, 2013.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 90 days following the Offering without the prior written consent of the Underwriters.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1, and is incorporated herein by reference. The foregoing description of the Offering and the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01. Other Events.

On July 30, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 30, 2013, by and between RMG Networks Holding Corporation and Roth Capital Partners, LLC.

99.1	Press release issued July 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 30, 2013

RMG NETWORKS HOLDING CORPORATION

By:	/s/ William G. Cole
Name: William G. Cole
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 30, 2013, by and between RMG Networks Holding Corporation and Roth Capital Partners, LLC.

99.1	Press release issued July 30, 2013.

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